EXHIBIT 10.48

Execution Copy

Amendment 003
To
iDEN Infrastructure Equipment Supply Agreements
Between
Motorola, Inc.
and
Nextel International, Inc.
and
Nextel Argentina S.A.,
Nextel Telecomunicações Ltda. ,
Comunicaciones Nextel de Mexico, S.A. de C.V.,
Nextel del Peru S.A.
and
Nextel Communications Philippines, Inc.

This Amendment 003, is between Motorola, Inc., a Delaware corporation, by and through its Global Telecom Solutions Sector, North America, with offices at 21440 West Lake-Cook Road, Deer Park, Illinois, 60010 (“Motorola”) and Nextel International, Inc. (“NII”) a company with offices at 10700 Parkridge Blvd., #600, Reston, Virginia 20191, and Nextel Communications Argentina S.A., Nextel Telecomunicações Ltda., Comunicaciones Nextel de Mexico, S. A. de C. V., Nextel del Peru S. A., and Nextel Communications Philippines, Inc., (collectively, including NII, “Nextel”), and amends the iDEN Infrastructure Equipment Supply Agreements entered into by the parties effective as of June 30, 2000, (“collectively, the Supply Agreements,” which term includes Exhibits, Proposals or Letter Agreements associated with the above Agreements.)

WHEREAS, the parties have entered into the following agreements related to the Supply Agreements:

Nextel International, Inc./ Nextel Argentina S.R.L./ Motorola, Inc. iDEN Infrastructure Equipment Supply Agreement, effective as of June 30, 2000, as amended;

Nextel International, Inc./ Nextel Telecomunicações Ltda./ Motorola, Inc. iDEN Infrastructure Equipment Supply Agreement, effective as of June 30, 2000, as amended;

Motorola/NII	1	Amend. to Supply Agrmnt

*  Confidential portions omitted and filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities Act of 1934, as amended.

Execution Copy

Nextel International, Inc./ Comunicaciones Nextel de Mexico, S.A. de C.V./ Motorola, Inc. iDEN Infrastructure Equipment Supply Agreement, effective as of June 30, 2000, as amended; Nextel International, Inc./ Nextel del Peru S.A./ Motorola, Inc. iDEN Infrastructure Equipment Supply Agreement, effective as of June 30, 2000, as amended;

Nextel International, Inc./ Nextel Communications Philippines, Inc./ Motorola iDEN Infrastructure Equipment Supply Agreement, effective as of June 30, 2000;

Nextel International, Inc./ Motorola, Inc. iDEN Infrastructure Minimum Purchase Commitment Agreement, effective as of January 1, 2001;

Nextel International, Inc./ Nextel Argentina S.R.L./Motorola, Inc. The Motorola proposal offering Nortel Option 2 pricing dated February 16, 2001;

Nextel International, Inc./ Nextel Telecomunicações Ltda./ Motorola, Inc. The Motorola proposal offering Nortel Option 2 pricing dated February 16, 2001;

Nextel International, Inc./Comunicaciones Nextel de Mexico, S.A. de C.V./Motorola, Inc. The Motorola proposal offering Nortel Option 2 pricing dated February 16, 2001;

Nextel International, Inc./Nextel del Peru S.A./Motorola, Inc. The Motorola proposal offering Nortel Option 2 pricing dated February 16, 2001; and

Nextel International, Inc./ Nextel Communications Philippines, Inc./ Motorola, Inc. The Motorola proposal offering Nortel Option 2 pricing dated February 16, 2001.

WHEREAS, the parties have mutually agreed to enter into this Amendment 003 to the Supply Agreements in order to adjust certain terms to reflect current market conditions.

WHEREAS, this Amendment 003 amends various elements of the Supply Agreements and contains certain new agreements of the parties.

WHEREAS, pursuant to this Amendment 003 the parties agree to amend the below agreements and/or exhibits related to the Supply Agreements (the “Related Documents”):

a)	Exhibit “I” (Annual Volume Infrastructure Rebate) to the iDEN Equipment Purchase Agreement between Motorola, Inc. and Nextel International, Inc.;
b)	Exhibit “N” to the iDEN Infrastructure Equipment Supply Agreement (Subscriber-Based Alternative IPL Fee Structure);

Motorola/NII	2	Amend. to Supply Agrmnt

* Confidential portions omitted and filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities Act of 1934, as amended.

Execution Copy

c)	The iDEN Infrastructure Minimum Purchase Commitment Agreement dated January 1, 2001; and
d)	The Motorola proposal offering Nortel Option 2 pricing dated February 16, 2001 (“The Motorola Proposal”).

NOW THEREFORE, in consideration of their mutual promises set forth herein and for other good and valuable consideration received by each of them, the parties agree to amendment the Supply Agreements as follows:

1.	This Amendment 003 modifies and supplements the Supply Agreements and the Related Documents as follows.

Capitalized terms used but not defined in this Amendment 003 have the meanings given to them in the Supply Agreements.

1.1	The Motorola Proposal is hereby terminated with respect to Option 2 Pricing. Therefore, all purchases of MSC ports will be subject to Price Book pricing. This termination is effective as of January 1, 2001 and affects all purchases of MSC ports by Nextel made as of such date. Notwithstanding, all those purchases (if any) of MSC ports made by Nextel and invoiced by Motorola in accordance with Option 2 Pricing, shall be unaffected by this provision. In addition, effective as of January 1, 2001, any and all minimum purchase commitments and associated penalties in connection with the Motorola Proposal and/or with the Option 2 Pricing, are hereby irrevocably waived and vacated by Motorola. The termination of the Motorola Proposal and waiver provided for in this Section 1.1 is subject to:

i)	On or before December 21-, 2001, NII shall wire to Motorola a settlement fee of [*] (Schedule A hereof sets forth the details and concept of this payment);

ii)	Nextel shall make all future orders based upon Price Book or custom quote pricing and terms as applicable;

iii)	In addition to all other payments, however, Nextel shall purchase the [*] ports ordered for delivery before December 28, 2001; this is in addition to the [*] ports Nextel has previously purchased in 2001; and

iv)	Motorola shall cancel, without any penalty, fee or charge of any nature whatsoever (other than as stated herein), the [*] ports ordered by Nextel pursuant to the 2001 commitment scheduled to ship in December 2001.

1.2	To induce Nextel to accept the termination of the Motorola Proposal, [*]

Motorola/NII	3	Amend. to Supply Agrmnt

* Confidential portions omitted and filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities Act of 1934, as amended.

Execution Copy

1.3	Section 2 of Exhibit “I” (Annual Volume Infrastructure Rebate) to the Supply Agreements is hereby amended and restated to reflect the following: (i) A new minimum iDEN Infrastructure shipment amount of Seventy-Five Million Dollars (US $75 million) for years 2002 and 2003, respectively; and (ii) A new Maximum Penalty amount of [*] for years 2002 and 2003, respectively. Accordingly, the Amended and Restated Exhibit “I” is attached herewith and made part hereof.

Subsections 1.10 and 1.11 of Exhibit “N” to the Supply Agreements (Subscriber-Based Alternative IPL Fee Structure) [*]

2.     In addition, the parties hereto agree to the following undertakings:

2.1 Motorola shall issue new credit limits to Nextel. The new credit limits, in aggregate for Nextel, shall be [*]. Subject to the terms and conditions provided under Subsection 6.1.2 of the Supply Agreements, Motorola reserves the right to change the credit limit amounts based on the financial conditions of NII and its Affiliates. [*] All infrastructure software and services are due upon invoicing .

2.2 NII will cause its Affiliates to issue a non-cancelable Purchase Order by December 25, 2001, in the aggregate of [*] to cover field engineering support services for 2002. The Purchase Orders will cover field engineering services with a similar scope to the field engineering services provided by Motorola during 2001. The parties shall review field engineering support services requirements for each market where the respective Nextel entity operates to determine if changes to the Purchase Orders are required. Any changes to such Purchase Orders shall be mutually agreed to in writing by Motorola and Nextel.

2.3 Nextel commits that all wireless access ports added to the relevant Nextel entity’s system for the duration of the Supply Agreements shall be Nortel ports purchased from Motorola.

3.     The Supply Agreements and the Related Documents shall remain in full force and effect except as expressly amended hereby. This Amendment 003 is effective as of December 10, 2001.

5.     This Amendment 003 may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment 003.

[signature page follows]

Motorola/NII	4	Amend. to Supply Agrmnt

* Confidential portions omitted and filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities Act of 1934, as amended.

Execution Copy

IN WITNESS WHEREOF, this Amendment has been executed and delivered by the parties set forth below.

MOTOROLA, INC.	NEXTEL INTERNATIONAL, INC.

By: /s/ Charles F. Wright Name: Charles F. Wright Title: Senior Vice President & General Manager GTSS-NA	By: /s/ Robert J. Gilker Name: Robert J. Gilker Title: Vice President

By: /s/ Robert E. Suastegui Name: Robert E. Suastegui Title: Global Account Manager Nextel International, Inc. GTSS-NA

Nextel Argentina S.A.	Nextel Telecomunicações Ltda.

By: Name: Title:	By: Name: Title:

Comunicaciones Nextel de Mexico, S.A. de C.V.	Nextel del Peru S.A.

By: Name: Title:	By: Name: Title:

Nextel Communications Philippines, Inc.

By: Name: Title:

Motorola/NII	5	Amend. to Supply Agrmnt

* Confidential portions omitted and filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities Act of 1934, as amended.

SCHEDULE A

[*]

* Confidential portions omitted and filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities Act of 1934, as amended.

Amended and Restated
EXHIBIT “I”
To iDEN Equipment
Supply Agreement
between
Motorola, Inc.
and
Nextel International, Inc.
and
Customer

Annual Volume Infrastructure rebate

1.	Motorola shall give Nextel International an Infrastructure (i.e., FNE and IPL) rebate as set forth below based on the net Infrastructure equipment shipments (including all hardware, software and services) to Nextel International operating companies as defined below annually in excess of amounts shown below. Subject to meeting the minimum Infrastructure purchase levels shown below during the relevant year in the aggregate by the operating companies of Nextel International (Argentina, Brazil, Mexico, Peru, the Philippines and Chile, excluding Canada and Japan) (“NII Qualified Entities”), the amount of the Infrastructure rebate earned on Infrastructure shipments in excess of said annual thresholds shall be determined with reference to [*] set forth in the table below:

Infrastructure Rebate Percentage Amount Earned on Motorola Calendar Year Eligible Shipments to NII Qualified Entities:

Year	2000	2001	2002	2003
Infrastructure Rebate Amount	[*]	[*]	[*]	[*]

Nextel International is entitled to an infrastructure rebate equal to the percentage shown above on all amounts purchased by the NII Qualified Entities in aggregate in the applicable year over the amount applicable for such year as identified in Section 2 below. Schedule I-1 attached hereto is an Example 2000 Infrastructure Rebate Credit Calculation.

2.	In consideration of this rebate, Nextel International agrees that:

Motorola/NII 12-07-01 D7	1	Exhibit “I” to Supply Agrmnt

* Confidential portions omitted and filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities Act of 1934, as amended.

NII Qualified Entities will commit, in aggregate, to the following minimum iDEN Infrastructure shipments from Motorola as follows:

Year	Amount
2000	$230 million dollars
2001	$230 million dollars
2002	$75 million dollars
2003	$75 million dollars

In the event the minimum amounts shown above are not purchased each year, Nextel International will pay a penalty in an amount equal to the percentage shown in the table below multiplied by the dollar amount that actual shipments to NII Qualified Entities in aggregate fall below the minimum amounts up to the maximum penalty shown.

Year	Amount	Maximum Penalty
2000	[*]	[*]
2001	[*]	[*]
2002	[*]	[*]
2003	[*]	[*]

The penalties above will be assessed and invoiced on a quarterly basis on year to date shipments. All payments shall be due net [*] days.

If at the end of March of each year iDEN Infrastructure shipments to NII Qualified Entities in aggregate are less than [*]% of the minimum shipments amounts shown above, the penalty will be assessed and involved based on the difference between actual shipments and [*]% of the minimum shipments.

If at the end of June of each year iDEN Infrastructure shipments to NII Qualified Entities in aggregate are less than [*]% of the minimum shipments amounts shown above, the penalty will be assessed and involved based on the difference between actual shipments and [*]% of the minimum shipments.

If at the end of September of each year iDEN Infrastructure shipments to NII Qualified Entities in aggregate are less than [*]% of the minimum shipments amounts shown above, the penalty will be assessed and involved based on the difference between actual shipments and [*]% of the minimum shipments

Motorola/NII 12-07-01 D7	2	Exhibit “I” to Supply Agrmnt

* Confidential portions omitted and filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities Act of 1934, as amended.

Any penalties paid on a quarterly basis will be refunded within net thirty (30) days if subsequent quarterly milestones are achieved within the same calendar year.

3.	The parties agree that:

3.1 Within forty-five (45) days of receipt of Motorola’s proposal, but no earlier than November 1st of each preceding year, the parties will agree as to the pricing and payment terms and order:

3.1.1 SMP on all existing equipment.

3.1.2 Field Support Personnel.

3.1.3 Hardware maintenance on all existing equipment.

3.1.4 Any Hardware or Software Special Programs agreed to by the parties.

3.2 There will be no new changes on Equipment, Software or Service pricing from in the Agreement and Price Book, except for changes pursuant to Section [*] of the Agreement.

4.	For the purpose of calculation of Infrastructure rebates under this Agreement shipments shall be measured based on the date Equipment leaves Motorola’s dock for Equipment and Software shipments, and from the date services are invoiced for services.

5.	The Infrastructure rebate shall be given in the form of credit for purchases of new iDEN Infrastructure equipment and may be applied to any outstanding invoices.

6.	This rebate is based upon shipments to current NII Qualified Entities and will be subject to modification if Nextel International acquires new properties or operating companies (“Additional NII Qualified Entities”). In the event of Additional NII Qualified Entities, the parties will negotiate in good faith the applicability of the terms herein to the Additional NII Qualified Affiliates.

Schedule I-1

Motorola/NII 12-07-01 D7	3	Exhibit “I” to Supply Agrmnt

* Confidential portions omitted and filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities Act of 1934, as amended.

Example 2000 Infrastructure Rebate Credit Calculation

1.	The actual 2000 “payout” of the accrued earned infrastructure rebate will paid quarterly, based on the ratio of infrastructure purchased by the NII Qualified Entities in the prior quarter to the Nextel International’s markets yearly estimated purchases times the expected Nextel International infrastructure rebate. Motorola may adjust the infrastructure rebate payout downward if the estimated year end infrastructure rebate expected to be earned by NII appears to be less than the total expected infrastructure rebate payout shown in this Exhibit. At the end of the each year, a true up will be calculated and Motorola will either grant NII an additional credit or NII shall pay Motorola the amount of the excess credit granted over the amount earned.

2.	Based on the below assumptions, an example of this quarterly credit would be calculated as follows:

Nextel International’s markets purchase contracts and shipments in 2000: $[*]

Agreed upon Minimum Shipments: $[*]

Amount infrastructure rebate is calculated on: $[*]

Estimated infrastructure Rebate (10M x 7%): $[*]

Quarterly Infrastructure rebate:

Nextel International’s market infrastructure purchases in prior quarter x $[*] = Quarterly Infrastructure Rebate $[*]

Motorola/NII 12-07-01 D7	4	Exhibit “I” to Supply Agrmnt

* Confidential portions omitted and filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment pursuant to Rule 24b-2 under the Securities Act of 1934, as amended.